Exhibit 99.1

MedQuist Announces Resignation of Jan H.M. Hommen from its Board of Directors

MT. LAUREL, N.J., July 27, 2006 — MedQuist Inc. (Pink Sheets: MEDQ) today announced that Jan. H.M. Hommen resigned from MedQuist’s Board of Directors, as both a director and the non-executive Chairman of the Board, effective as of July 21, 2006.  MedQuist also announced that its Board of Directors appointed director, Jouko Karvinen, to be the non-executive Chairman of the Board, effective as of July 22, 2006.

Mr. Karvinen has served as a director of MedQuist since February 2, 2006.  He is a member of the Board of Management of Royal Philips Electronics, which owns approximately 70.9% of the Company’s common stock, and is the Chief Executive Officer of Philips Medical Systems.  Both Mr. Hommen and Mr. Karvinen are deemed to be “Purchaser Directors” appointed by Royal Philips pursuant to the Governance Agreement between Royal Philips and MedQuist.

Mr. Hommen joined the MedQuist Board as a director and Chairman in October 2003.  Mr. Hommen retired from Philips in June 2005 as Vice Chairman and Chief Financial Officer.  At the request of the Philips Board, Mr. Hommen agreed to remain on MedQuist’s Board of Directors for an additional year as a Purchaser Director and the non executive Chairman to continue to provide leadership and oversight.

MedQuist and its Board of Directors thank Mr. Hommen for his service and the effective leadership he has provided as Chairman of the Board.

About MedQuist:

MedQuist, a member of the Philips Group of Companies, is a leading provider of electronic medical transcription, health information and document management products and services. MedQuist provides document workflow management, digital dictation, speech recognition, mobile dictation devices, Web-based transcription, electronic signature, medical coding products and outsourcing services.

Disclosure Regarding Forward-Looking Statements:

Some of the statements in this Press Release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. The forward-looking statements contained in this Press Release include, without limitation, statements about the Company’s results of operations and financial condition. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events of the Company’s future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company’s actual results may differ from the forward-looking statements for many reasons, including any direct or indirect impact of the matters disclosed in the Form 8-K filed by the Company on May 11, 2006 on the Company’s operating results or financial condition; any continuation of pricing pressures and declining billing rates; difficulties relating to the implementation of management changes throughout the Company; and the outcome of pending and future legal and regulatory proceedings and investigations, including costs and expenses related thereto.

SOURCE:	MedQuist Inc. Web site: http://www.medquist.com

CONTACT:	Craig Martin Feinstein Kean Healthcare Phone: 617.761.6729 Email: craig.martin@fkhealth.com